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                                                                    Exhibit 3.02
                                                                    ------------

               CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS

                                       OF

                      SERIES B CONVERTIBLE PREFERRED STOCK
                           ($0.01 PAR VALUE PER SHARE)

                                       OF

                         ENVIRONMENTAL POWER CORPORATION



                        Pursuant to Section 151(g) of the
                         General Corporation Law of the
                                State of Delaware



                  We, Donald A. Livingston, President, and William D. Linehan, Secretary, of ENVIRONMENTAL POWER CORPORATION (the "Corporation"), a corporation
                                                    -----------
organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware,

                  DO HEREBY CERTIFY:

                  FIRST: The Certificate of Incorporation (the "Certificate of
                  -----                                         --------------
Incorporation") of the Corporation authorizes the issuance of 1,000,000 shares
-------------
of preferred stock, $0.01 par value per share ("Preferred Stock"), in one or
                                                ---------------
more series, and further authorizes the Board of Directors to provide by resolution for the issuance of shares of Preferred Stock in one or more series not exceeding the aggregate number of shares of Preferred Stock authorized by the Certificate of Incorporation and to determine with respect to each such series, the voting powers, full or limited, if any, and the designations, preferences and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions appertaining thereto.

                  SECOND: A resolution providing for and in connection with the
                  ------
issuance of the Preferred Stock was duly adopted by the Board of Directors pursuant to authority expressly conferred on the Board of Directors by the provisions of the Certificate of Incorporation as aforesaid, which resolution provides as follows:

                  RESOLVED: that the Board of Directors, pursuant to authority expressly vested in it by ARTICLE 4 of the Certificate of Incorporation (the "Certificate of Incorporation") of Environmental Power Corporation (the
 ----------------------------
"Corporation"), hereby authorizes the issuance of a series of convertible
 -----------
preferred stock ("Convertible Preferred Stock") of the Corporation and hereby
                  ---------------------------
establishes the voting powers, designations, preferences and relative, participating, optional and
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other rights, and the qualifications, limitations and restrictions appertaining thereto in addition to those set forth in such Certificate of Incorporation (or otherwise provided by law) as follows (the following, referred to hereinafter as "this resolution" or "this Certificate of Designations", is to be filed as part of a Certificate of Designations under Section 151(g) of the General Corporation Law of the State of Delaware):

     1.   General.
          -------

     (a)  Designation and Number. The designation of Convertible Preferred Stock
          ----------------------
created by this resolution shall be Series B Convertible Preferred Stock, par value $.01 per share, of the Corporation (the "Series B Preferred Stock"), and
                                               ------------------------
the number of shares of Series B Preferred Stock which the Corporation shall be authorized to issue shall be 250,000 shares.

     (b)  Priority. The Series B Preferred Stock shall, with respect to
          --------
liquidation, dissolution or winding up, rank (i) on a parity with the Common Stock (as if the Series B Preferred Stock had been converted into Common Stock), and (ii) junior to any other class of Preferred Stock established after the Original Issue Date by the Board of Directors of the Corporation the terms of which expressly provide that such class will rank senior, as to liquidation rights or otherwise, to the Series B Preferred Stock (collectively referred to as "Senior Securities").
    -----------------

     2.   Certain Definitions.
          -------------------

     (a) For purposes of this Certificate of Designations, the following terms shall have the meanings indicated below:

     "Business Day" means any day other than a Saturday, Sunday or a day on
      ------------
which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

     "Board of Directors" means the Board of Directors of the Corporation.
      ------------------

     "Common Stock" means the Corporation's Common Stock, as presently
      ------------
authorized by the Certificate of Incorporation and as such Common Stock may hereafter be changed or for which such Common Stock may be exchanged after giving effect to the terms of such change or exchange (by way of reorganization, recapitalization, merger, consolidation or otherwise).

     "Conversion Rate" shall have the meaning set forth in Section 5(a) hereof.
      ---------------

     "Original Issue Date" shall mean the first date on which shares of Series B
      -------------------
Preferred Stock are issued.

     "Person" or "person" means an individual, corporation, partnership, limited
      ------      ------
liability company, firm, association, joint venture, trust, unincorporated organization, government, governmental body, agency, political subdivision or other entity.

     "Preferred Stock" means the Corporation's Preferred Stock, as presently
      ---------------
authorized by the Certificate of Incorporation and as such Preferred Stock may hereafter be changed or for

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which such Preferred Stock may be exchanged after giving effect to the terms of such change or exchange (by way of reorganization, recapitalization, merger, consolidation or otherwise).

     "Senior Securities" shall have the meaning set forth in Section 1(b) above.
      -----------------

     "Subsidiary", with respect to any Person, means any corporation,
      ----------
association or other entity controlled by such Person. For purposes of this definition "control", with respect to any Person, shall mean possession, directly or indirectly, of the power to direct or cause the direction of management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

         (b)  The words "hereof", "herein" and "hereunder" and other words of
                         ------    ------       ---------
similar import refer to this Certificate of Designations as a whole and not to any particular Section or other subdivision.

         (c) References herein to the Certificate of Incorporation include such Certificate as amended by this Certificate of Designations.

         3.   Voting Rights.
              -------------

         (a)  General.  Except as may be required by law,
              -------

              (i) the holders of Series B Preferred Stock shall have full voting rights and powers, and they shall be entitled to vote on all matters as to which holders of Common Stock shall be entitled to vote, voting together with the holders of Common Stock as one class; and

              (ii) each holder of shares of Series B Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Series B Preferred would be converted (based on the Conversion Rate then in effect) on the record date for the vote which is being taken. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares of Common Stock into which shares of Series B Preferred Stock held by each holder would be converted, assuming an automatic conversion under Section 5(a)) shall be rounded to the nearest whole number (with one-half being rounded upward).

         (b)  Actions Requiring Holders' Consent. The Corporation shall not,
              ----------------------------------
without the affirmative vote or consent of the holders of a majority of the shares of Series B Preferred Stock then outstanding:

              (i) repeal, amend or otherwise alter this Certificate of Designations in any manner that would alter or change the powers, preferences, rights and privileges of the Series B Preferred Stock so as to materially and adversely affect the Series B Preferred Stock; or

              (ii) waive any compliance by the Corporation with any provision of this Certificate of Designations; or

              (iii) liquidate or dissolve; or

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              (iv)  increase the number of shares designated as Series B
Preferred Stock.

         (c)  Actions Not Requiring Holders' Consent. The Corporation in its
              --------------------------------------
sole discretion may without the vote or consent of any holders of the Series B Preferred Stock amend or supplement this Certificate of Designations:

              (i) to cure any ambiguity, defect or inconsistency which does not materially and adversely affect the rights of the holders of Series B
Preferred Stock; or

              (ii) to make any change that would provide any additional rights or benefits to the holders of the Series B Preferred Stock or that does not materially and adversely affect the legal or economic rights under this Certificate of Designations of any such holder.

         (d)  Meetings; Communications. The holders of shares of Series B
              ------------------------
Preferred Stock shall be entitled to receive in the same manner and at the same times as the holders of the Common Stock, notice of all meetings of stockholders of the Corporation and all communications sent by the Corporation to its stockholders.

         4.   Dividend Rights.
              ---------------

         (a)  General. The Series B Preferred Stock shall have a priority on the
              -------
right to receive dividends as set forth in this paragraph. The holders of shares of Series B Preferred Stock shall be entitled to receive, as and when declared by the Board of Directors in its discretion, out of funds of the Corporation legally available therefor, dividends in respect of each such share of Series B Preferred Stock; provided, however, that if the Corporation declares and pays a dividend on the Common Stock consisting of Common Stock to which the anti-dilution adjustment in subparagraph (i) of Section 5(f) is applicable and for which an adjustment thereunder is made, then no such dividend will be paid to holders of Series B Preferred Stock and in lieu thereof the anti-dilution adjustment in subparagraph (i) of Section 5(f) shall apply. No dividends shall be paid or declared and set apart for payment on the Common Stock unless and until dividends of at least the same per share amount (assuming the Series B Preferred Stock had been converted into Common Stock) have been, or contemporaneously are, paid or declared and set apart for payment on the Series B Preferred Stock. Holders of the Series B Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of the dividends as herein described. Series B Preferred Stock shall rank junior, as to dividends, to any other class of Preferred Stock established after the Original Issue Date by the Board of Directors of the Corporation the terms of which expressly provide that such class will rank senior, as to dividends to the Series B Preferred Stock

         (b)  Senior Securities. If at any time any dividends on Senior
              -----------------
Securities shall be in default, in whole or in part, no dividend shall be paid or declared and set apart for payment on the Series B Preferred Stock or Common Stock unless and until all accumulated and unpaid dividends with respect to the Senior Securities, including the full dividend for the then-current dividend period, shall have been paid or declared and set apart for payment, without interest.

         5.   Conversion of Series B Preferred Stock.
              --------------------------------------

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         (a)  Automatic Conversion. All shares of Series B Preferred Stock then
              --------------------
outstanding shall automatically convert without any further action of the holders thereof into shares of Common Stock a rate of ten (10) shares of Common Stock for each share of Series B Preferred Stock (as such rate may be adjusted from time to time in accordance with this Section 5, the "Conversion Rate"),
                                                          ---------------
immediately upon the filing of an amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware after the Original Issue Date to increase the authorized shares of Common Stock to an amount sufficient to allow conversion of all Series B Preferred Stock outstanding or reserved for issuance.

         (b)  Conversion Procedures. Notice of the proposed conversion of shares
              ---------------------
of Series B Preferred Stock pursuant to Section 5(a) hereof shall be mailed by certified or registered mail, return receipt requested, to each holder of record of shares of Series B Preferred Stock, at the address for such holder shown on the stock records of the Corporation, not less than fifteen (15) days prior to the date on which such conversion is anticipated to be made. Following receipt of a notice pursuant to Section 5(a) the holder shall furnish to the Corporation the certificate(s) for the shares of Series B Preferred Stock which will automatically be converted, duly endorsed or assigned in blank. The Corporation shall issue and deliver to or upon the written order of each holder of Series B Preferred Stock, to the place designated by such holder, a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled. The person in whose name the certificate or cetificates for Common Stock are to be issued shall be deemed to have become a stockholder of record on the date of such automatic conversion and on such date the shares of Series B Preferred Stock shall cease to be outstanding (and shall revert to the status of authorized but unissued and undesignated shares of Preferred Stock), whether or not the certificates representing such shares have been received by the Corporation. Any certificate surrendered for conversion must be accompanied by, if so required pursuant to Section 5(e), an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Corporation demonstrating that such taxes have been paid).

         (c)  Reservation of Common Stock. The Corporation shall use its
              ---------------------------
reasonable efforts to increase the number of authorized but unissued shares of Common Stock so that the number of shares of Common Stock will equal or exceed that necessary to provide for the conversion of all outstanding shares of Series B Preferred Stock.

         (d)  No Fractional Shares. No fractional shares of Common Stock shall
              --------------------
be issued upon conversion of shares of Series B Preferred Stock. Instead, the number of shares of Common Stock issuable to each holder upon the conversion of all Series B Preferred Stock held by such holder shall be rounded to the nearest whole number.

         (e)  Transfer Taxes. The Corporation shall pay any and all issue or
              --------------
other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of the Series B Preferred Stock. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of Common Stock (or other securities or assets) in a name other than that in which the shares of Series B Preferred Stock so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

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         (f)  Adjustment of Conversion Rate. The Conversion Rate shall be
              -----------------------------
subject to adjustment from time to time as follows:

              (i) If, at any time after the Original Issue Date, the number of shares of Common Stock outstanding is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, following the record date for the determination of holders of Common Stock entitled to receive such stock dividend, subdivision or split-up, the Conversion Rate shall, subject to Section 4(a) hereof, be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of Series B Preferred Stock shall be increased in proportion to such increase in outstanding shares.

              (ii) If, at any time after the Original Issue Date, the number of shares of Common Stock outstanding is decreased by a combination of the outstanding shares of Common Stock, then, following the record date for such combination, the Conversion Rate shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of Series B Preferred Stock shall be decreased in proportion to such decrease in outstanding shares.

              (iii) In the event of any capital reorganization of the Corporation, any reclassification of the stock of the Corporation (other than a change in par value or from no par value to par value or from par value to no par value or as a result of a stock dividend or subdivision, split-up or combination of shares), any consolidation or merger of the Corporation, or any sale, lease, conveyance to another person of the property of the Corporation pursuant to which the Corporation's Common Stock is converted into other securities, cash or assets, each share of Series B Preferred Stock shall after such reorganization, reclassification, consolidation, merger or conveyance be convertible into the kind and number of shares of stock or other securities or property of the Corporation or of the corporation resulting from such consolidation or surviving such merger to which the holder of the number of shares of Common Stock deliverable (immediately prior to the time of such reorganization, reclassification, consolidation or merger) upon conversion of such share of Series B Preferred Stock would have been entitled upon such reorganization, reclassification, consolidation, merger or conveyance. The provisions of this clause shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers or conveyances.

         (g)  Statement of Adjustment. Whenever the Conversion Rate shall be
              -----------------------
adjusted as provided in paragraph (f), the Corporation shall make available for inspection by the holders of Series B Preferred Stock during regular business hours, at its principal executive offices or at such other place as may be designated by the Corporation, a statement, signed by its chief executive officer or president, showing in detail the facts requiring such adjustment and the Conversion Rate that shall be in effect after such adjustment. The Corporation shall also cause a copy of such statement to be sent by first class certified mail, return receipt requested and postage prepaid, to each holder of Series B Preferred Stock at such holder's address appearing on the Corporation's records.

         6.   Notices. Unless otherwise provided herein, any notice, request,
              -------
instruction or other document to be given hereunder by any party to any other party or parties shall be in writing and delivered in person or by courier or by facsimile transmission (followed by mailing certified mail, postage prepaid, return receipt requested) or mailed by certified mail, postage prepaid, return receipt requested, as follows: (i) to the holder of a share of Series B Preferred Stock, at the holder's address as it appears in the records of the Corporation or at such other address as any such holder may otherwise indicate in a written notice delivered to the Corporation or (ii) to the Corporation, at 500 Market Street, Suite 1E, Portsmouth, New Hampshire 03801, Telephone: (603) 431-1780, Facsimile: (603) 431-2650, or at
such other address as the Corporation may otherwise indicate in a written notice delivered to each holder of shares of Series B Preferred Stock. All such notices, requests, instructions, documents and other communications will (i) if delivered personally to the address as provided in this Section 6, be deemed given upon delivery, (ii), if delivered by facsimile transmission to the facsimile number as provided in this Section 6, be deemed given upon receipt, and (iii) if delivered by mail in the manner described above to the address as provided in this Section 6, be deemed given upon receipt (in each case regardless of whether such notice is received by any other Person to whom a copy of such communication is to be delivered pursuant to this Section 6.

     7. Payment. All amounts payable in cash with respect to the Series B
        -------
Preferred Stock shall be payable in United States dollars at the principal executive office of the Corporation or, at the option of the Corporation, by check mailed to such holder of the Series B Preferred Stock at its address set forth in the register of holders of Series B Preferred Stock maintained by the Corporation. Any payment on the Series B Preferred Stock due on any day that is not a Business Day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such due date.

     8. Exclusion of Other Rights. Except as may otherwise be required by law,
        -------------------------
the shares of Series B Preferred Stock shall not have any voting powers, preferences and relative, participating, optional or other special rights, other than those specifically set forth in this Certificate of Designations (as such Certificate of Designations may be amended from time to time) and in the Corporation's Certificate of Incorporation. The shares of Series B Preferred Stock shall have no preemptive or subscription rights.

     9. Headings of Subdivisions. The headings of the various subdivisions
        ------------------------
hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

     10. Severability of Provisions. If any voting powers, preferences and
         --------------------------
relative, participating, optional and other special rights of the Series B Preferred Stock and qualifications, limitations and restrictions thereof set forth in this Certificate of Designations (as it may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of Series B Preferred Stock and qualifications, limitations and restrictions thereof set forth in this Certificate of Designations (as so amended) which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences and relative, participating, optional and other special rights of Series B Preferred Stock and qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no voting powers, preferences and relative, participating, optional or other special rights of Series B Preferred Stock and qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences and relative, participating, optional or other special rights of Series B Preferred Stock and qualifications, limitations and restrictions thereof unless so expressed herein.



                  [Remainder of page intentionally left blank]

        IN WITNESS WHEREOF, ENVIRONMENTAL POWER CORPORATION has caused this Certificate of Designations to be signed by its duly authorized President and its Secretary this 23RD day of July, 2001.

                                           ENVIRONMENTAL POWER CORPORATION



                                           By: /s/  Donald A. Livingston
                                               ---------------------------
                                               Donald A. Livingston
                                               President



Attest: /s/  William D. Linehan
        -----------------------------------
        William D. Linehan
        Secretary